Exhibit 99.1

State Auto Financial reports

third quarter 2014 results

•     Quarterly income of $0.28 per share

•     Quarterly GAAP combined ratio of 102.0

•     Return on equity of 7.5%

•     Book value per share of $20.41

Columbus, Ohio (November 4, 2014) – State Auto Financial Corporation (NASDAQ:STFC) today reported third quarter 2014 net income of $11.9 million, or $0.28 per diluted share, versus net income of $18.5 million, or $0.45 per diluted share, for the third quarter of 2013. Net income from operations[1] per diluted share for the third quarter 2014 was $0.25 versus net income from operations[1] of $0.33 for the same 2013 period.

STFC’s GAAP combined ratio for the third quarter 2014 was 102.0 versus 101.4 for the third quarter of 2013. Catastrophe losses, net of reinsurance recoveries, for the third quarter 2014 accounted for 0.9 points of the 68.2 total loss ratio points, or $2.4 million, versus 2.4 points of the total 67.2 loss ratio points, or $6.4 million, for the same period of 2013. For the third quarter of 2014, non-catastrophe losses included $13.8 million, or 5.1 loss ratio points, of loss and loss expense reserve strengthening for prior accident years on program business written through Risk Evaluation & Design LLC (RED), a wholly owned subsidiary of State Automobile Mutual Insurance Company, all of which was terminated in 2012 and is in runoff.

For the third quarter of 2014, the State Auto Group’s homeowners quota share reinsurance arrangement increased STFC’s underwriting loss by $10.0 million or 3.4 points on the combined ratio. Pursuant to the arrangement, STFC ceded $47.1 million of written premium, $43.9 million of earned premium, $1.2 million of catastrophe losses and $17.0 million of non-catastrophe losses, and recognized $12.8 million of ceded commissions in addition to $2.9 million of profit commission during the third quarter of 2014. This cession decreased STFC’s overall catastrophe loss ratio 0.2 points, increased the overall non-catastrophe loss ratio 3.9 points and decreased the overall expense ratio 0.3 points for the third quarter of 2014.

Net written premium for the third quarter of 2014 increased 6.6% compared to the same period of 2013. By segment, net written premium for the third quarter of 2014 decreased 5.1% for personal insurance, increased 2.9% for business insurance and increased 43.3% for specialty insurance compared to the same period of 2013. The decline in the personal insurance segment was driven by company actions to improve profitability. Business insurance

News Release

Contact

Tara Shull

Investor Relations and Finance Director

614.917.4478 F 614.887.1793

Tara.Shull@StateAuto.com

Kyle Anderson

AVP/Director of Corporate Communication

614.917.5497 M 614.477.5301

Kyle.Anderson@StateAuto.com

Corporate Headquarters

518 E. Broad St.

Columbus, OH 43215

614.464.5000

800.444.9950

For additional information:

StateAuto.com/STFC

facebook.com/StateAuto

twitter.com/StateAuto

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State Auto Financial reports third quarter 2014 results, Nov. 4, 2014 premium growth remained positive, driven by higher average new business premium, increased renewal pricing and a recovering economy. The growth in specialty insurance was driven by new business and new distribution partners, including Partners General Insurance Agency, which was recently acquired by our parent, State Automobile Mutual Insurance Company.

For the first nine months of 2014, STFC had a net income of $42.0 million, or $1.02 per diluted share, compared to $44.4 million, or $1.09 per diluted share, for the same 2013 period. STFC’s GAAP combined ratio for the first nine months of 2014 was 102.8 compared to 101.7 for the same 2013 period. Catastrophe losses increased the loss ratio for the first nine months of 2014 by 3.7 points, or $29.9 million, compared to 4.1 points, or $32.2 million for the same 2013 period.

For the first nine months of 2014, the homeowners quota share reinsurance arrangement increased STFC’s underwriting loss by $15.9 million or 2.1 points on the combined ratio. Pursuant to the arrangement, STFC ceded $133.6 million of written premium, $132.2 million of earned premium, $19.2 million of catastrophe losses and $55.8 million of non-catastrophe losses, and recognized $38.4 million of ceded commissions in addition to $2.9 million of profit commission during the first nine months of 2014. This cession reduced STFC’s overall catastrophe loss ratio 1.6 points, increased the overall non-catastrophe loss ratio 3.2 points and increased the overall expense ratio 0.5 points for the first nine months of 2014.

Net written premiums year to date 2014 increased 3.6% compared to the same 2013 period. By segment, net written premium for the first nine months of 2014 decreased 4.6% for personal insurance, while the business and specialty insurance segments increased 4.3% and 19.6%, respectively, compared to the same period of 2013. The specialty insurance segment increase was due to growth in all specialty units.

STFC’s book value was $20.41 per share as of Sept. 30, 2014, a decrease of $0.24 per share from STFC’s book value on June 30, 2014, as a result of net income being offset by decreases in our net unrealized gains. Book value per share as of Sept. 30, 2014, included a reduction of $1.82 for a deferred tax asset valuation allowance. Return on stockholders’ equity for the twelve months ended Sept. 30, 2014, was 7.5% compared to 8.9% for the twelve months ended Sept. 30, 2013.

STFC President and CEO Bob Restrepo commented on the quarter as follows:

“State Auto Financial Corporation produced a solid profit in the third quarter despite additional reserve strengthening for terminated RED programs in runoff since 2012. Results benefitted from unusually mild catastrophe experience, significant profit improvement in our personal automobile line and strong profit and growth in the specialty segment setting aside the impact of RED. Book value declined $0.24 a share as a result of lower investment valuations in all asset classes. Return on equity declined to 7.5%. Year-to-date net income is down slightly, but remains strong.

“We remain on track to complete our ground up analysis of outstanding RED case reserves by year end. Based on additional information, including the work completed to date, we strengthened our RED reserves by $13.8M in the third quarter. This action increased our third quarter combined ratio by 5.1 points. Year to date, RED reserve strengthening has increased our combined ratio by 3.2 points.

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State Auto Financial reports third quarter 2014 results, Nov. 4, 2014

“Property results benefitted from unusually benign weather, earned price increases, disciplined underwriting and claim handling. We are evaluating alternatives to our homeowner quota share treaty and expect to have a replacement solution in place by year end. In the third quarter, the net impact of the homeowner quota share reinsurance treaty increased our combined ratio by 3.4 points and 2.1 points year to date.

“We are pleased with the underlying quality of our underwriting results. Excluding the impact of RED and the homeowner quota share treaty, our third quarter and year to date combined ratio would have been 94.2% and 98.0%, respectively.2

“Our improving underwriting performance is heavily influenced by the turnaround in our personal insurance segment particularly in the personal auto line. Auto results continue to improve on a quarterly and year-to-date basis and exceed expectations. We expect to achieve targeted returns in this crucial line by year end. Homeowner results continue to improve driven by our multi-year remediation efforts and better weather. Production declined 5.1% impacted by our homeowner remediation efforts. Our focus now is to stabilize production and position us for profitable personal lines growth beginning late next year.

“Business insurance benefitted from good commercial auto and liability results. Commercial property improved significantly with fewer large losses relative to our experience in the first six months and good weather. Commercial multi-peril was negatively impacted by large losses in the BOP line. For the quarter and year to date, prices were up 3.5% and 4.7%, respectively. Production continues to benefit from price increases, larger new account premiums, a recovering economy and stable retention.

“The specialty insurance segment continues to grow profitably, excluding the impact of RED. Our E&S property and liability results remain strong, program experience (excluding RED) is improving, and workers compensation remains very profitable. We continue to upgrade our technology, expand distribution, and look for new market opportunities. The specialty segment will be an increasingly strong and stable contributor to State Auto’s earnings as we grow and diversify our portfolio of businesses.

“We experienced modest improvement in our third quarter expense ratio with higher accruals for contingent commissions and bonuses offset by profit sharing income received from our homeowner quota share reinsurance partners. Year to date, expense ratios are somewhat elevated resulting from the second quarter IT restructuring charge.

“For a company our size, State Auto has several large moving pieces including the homeowners quota share treaty, RED runoff and deferred tax asset allowance. Our goal is to resolve these matters, remove distractions and fully reveal the high quality underwriting performance which has been building for several years. We expect to be well positioned for a solid 2015.”

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner and one of Forbes’ 50 Most Trustworthy Financial Companies in America. STFC stock is traded on the NASDAQ Global Select Market, which is a segment of the NASDAQ Global Market with the highest initial listing standards of any exchange in the world.

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State Auto Financial reports third quarter 2014 results, Nov. 4, 2014

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies, which include retail agencies and wholesale brokers. The State Auto Group is rated A (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, Milbank, Meridian Security, Patrons Mutual, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.

[1]	Net income from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to income of $0.03 per diluted share for the third quarter 2014 and income of $0.28 year to date versus income of $0.12 per diluted share for the third quarter 2013 and income of $0.25 year to date.
[2]	Represents a non-GAAP financial measure as to the third quarter 2014 and year to date combined ratio. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable GAAP financial measure is included in Schedules 1A and 1B that is part of this release.

STFC has scheduled a conference call with interested investors for Tuesday, Nov. 4, at 11 a.m. ET to discuss the company’s third quarter 2014 performance. Live and archived broadcasts of the call can be accessed at http://www.StateAuto.com/STFC. A replay of the call can be heard beginning at 2 p.m. ET on Tuesday, Nov. 4, by calling 855-859-2056, conference ID 15438954. Supplemental schedules detailing the company’s third quarter 2014 financial, sales and underwriting results are made available on http://www.StateAuto.com/STFC prior to the conference call.

* * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended September 30		Nine months ended September 30
(in millions, except per share amounts)	2014	2013	2014	2013

Net premiums written	$277.0	$259.9	$837.5	$808.7

Earned premiums	270.2	266.0	801.0	790.8
Net investment income	18.9	18.8	57.0	55.4
Net realized gain on investments	1.6	7.5	17.6	15.7
Other income	0.6	0.4	1.4	1.4

Total revenue	291.3	292.7	877.0	863.3

Income before federal income taxes	13.1	18.7	43.9	45.0

Federal income tax expense	1.2	0.2	1.9	0.6

Net income	$11.9	$18.5	$42.0	$44.4

Earnings per common share:
- basic	$0.29	$0.46	$1.03	$1.09
- diluted	$0.28	$0.45	$1.02	$1.09

Earnings per share from operations (A):
- basic	$0.26	$0.34	$0.75	$0.84
- diluted	$0.25	$0.33	$0.74	$0.84

Weighted average shares outstanding:
- basic	40.9	40.6	40.8	40.5
- diluted	41.5	40.9	41.2	40.7

Return on average equity (LTM)	7.5%	8.9%

Book value per share	$20.41	$18.07

Dividends paid per share	$0.10	$0.10	$0.30	$0.30

Total shares outstanding	40.9	40.6

GAAP ratios:
Cat loss and ALAE ratio	0.9	2.4	3.7	4.1
Non-cat loss and LAE ratio	67.3	64.8	64.5	63.9

Loss and LAE ratio	68.2	67.2	68.2	68.0
Expense ratio	33.8	34.2	34.6	33.7

Combined ratio	102.0	101.4	102.8	101.7

(A) Reconciliation of non-GAAP financial measure:

Net income from operations:
Net income	$11.9	$18.5	$42.0	$44.4
Less net realized gain on investments, less applicable federal income taxes	1.1	4.9	11.5	10.2

Net income from operations	$10.8	$13.6	$30.5	$34.2

Schedule 1A

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF HO QS ARRANGEMENT CESSION AND RED UNDERWRITING RESULTS

(unaudited)

The following table sets forth a reconciliation of the HO QS Arrangement cession and the former RED unit’s underwriting results on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the HO QS Arrangement had not been in effect and the RED results had been excluded for the three months ended September 30, 2014 and 2013.

	Three months ended
	September 30, 2014
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession	RED	Pro Forma without RED and HO QS Cession

Earned Premiums	$270.2	$43.9	$314.1	$—	$314.1

Losses and LAE Incurred:
Cat loss and ALAE	2.4	1.2	3.6	—	3.6
Non-cat loss and LAE	182.0	17.0	199.0	13.8	185.2

Loss and LAE	184.4	18.2	202.6	13.8	188.8
Acquisition and operating expenses	91.4	15.7	107.1	—	107.1

Net underwriting (loss) gain	$(5.6)	$10.0	$4.4	$(13.8)	$18.2

Cat loss and ALAE ratio	0.9%	2.8%	1.1%		1.1%
Non-cat loss and LAE ratio	67.3%	38.7%	63.4%		59.0%

Loss and LAE ratio	68.2%	41.5%	64.5%		60.1%
Expense ratio	33.8%	35.7%	34.1%		34.1%

Combined ratio	102.0%	77.2%	98.6%		94.2%

	Three months ended
	September 30, 2013
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession	RED	Pro Forma without RED and HO QS Cession

Earned Premiums	$266.0	$43.9	$309.9	$4.5	$305.4

Losses and LAE Incurred:
Cat loss and ALAE	6.4	5.0	11.4	0.1	11.3
Non-cat loss and LAE	172.4	16.2	188.6	6.6	182.0

Loss and LAE	178.8	21.2	200.0	6.7	193.3
Acquisition and operating expenses	90.9	12.7	103.6	1.6	102.0

Net underwriting (loss) gain	$(3.7)	$10.0	$6.3	$(3.8)	$10.1

Cat loss and ALAE ratio	2.4%	11.3%	3.7%	1.1%	3.7%
Non-cat loss and LAE ratio	64.8%	36.9%	60.8%	147.9%	59.6%

Loss and LAE ratio	67.2%	48.2%	64.5%	149.0%	63.3%
Expense ratio	34.2%	29.0%	33.4%	36.9%	33.4%

Combined ratio	101.4%	77.2%	97.9%	185.9%	96.7%

Schedule 1B

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF HO QS ARRANGEMENT CESSION AND RED UNDERWRITING RESULTS

(unaudited)

The following table sets forth a reconciliation of the HO QS Arrangement cession and the former RED unit’s underwriting results on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the HO QS Arrangement had not been in effect and the RED results had been excluded for the nine months ended September 30, 2014 and 2013.

	Nine months ended
	September 30, 2014
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession	RED	Pro Forma without RED and HO QS Cession

Earned Premiums	$801.0	$132.2	$933.2	$—	$933.2

Losses and LAE Incurred:
Cat loss and ALAE	29.9	19.2	49.1	—	49.1
Non-cat loss and LAE	516.7	55.8	572.5	25.4	547.1

Loss and LAE	546.6	75.0	621.6	25.4	596.2
Acquisition and operating expenses	277.2	41.3	318.5	—	318.5

Net underwriting (loss) gain	$(22.8)	$15.9	$(6.9)	$(25.4)	$18.5

Cat loss and ALAE ratio	3.7%	14.5%	5.3%		5.3%
Non-cat loss and LAE ratio	64.5%	42.3%	61.3%		58.6%

Loss and LAE ratio	68.2%	56.8%	66.6%		63.9%
Expense ratio	34.6%	31.2%	34.1%		34.1%

Combined ratio	102.8%	88.0%	100.7%		98.0%

	Nine months ended
	September 30, 2013
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession	RED	Pro Forma without RED and HO QS Cession

Earned Premiums	$790.8	$132.8	$923.6	$22.4	$901.2

Losses and LAE Incurred:
Cat loss and ALAE	32.2	19.2	51.4	0.5	50.9
Non-cat loss and LAE	505.7	55.5	561.2	27.6	533.6

Loss and LAE	537.9	74.7	612.6	28.1	584.5
Acquisition and operating expenses	266.7	38.5	305.2	7.8	297.4

Net underwriting (loss) gain	$(13.8)	$19.6	$5.8	$(13.5)	$19.3

Cat loss and ALAE ratio	4.1%	14.5%	5.6%	2.0%	5.6%
Non-cat loss and LAE ratio	63.9%	41.8%	60.7%	123.1%	59.2%

Loss and LAE ratio	68.0%	56.3%	66.3%	125.1%	64.9%
Expense ratio	33.7%	29.0%	33.0%	35.0%	33.0%

Combined ratio	101.7%	85.3%	99.3%	160.1%	97.9%